EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			17-004

Date: February 20, 2017	Contact:	Erik Staffeldt
Vice President - Finance & Accounting

Helix Reports Fourth Quarter and Full Year 2016 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported a net loss of $54.4 million, or $(0.46) per diluted share, for the fourth quarter of 2016 compared to a net loss of $403.9 million, or $(3.83) per diluted share, for the same period in 2015 and net income of $11.5 million, or $0.10 per diluted share, for the third quarter of 2016. The fourth quarter 2016 results were impacted by non-cash pretax charges of $50.9 million ($48.9 million after tax), including a $45.1 million goodwill impairment charge associated with our robotics business and a $4.1 million loss associated with the repurchase of $125 million of Convertible Notes due 2032. The net loss for the year ended December 31, 2016 was $81.4 million, or $(0.73) per diluted share, compared to a net loss of $377.0 million, or $(3.58) per diluted share, for the year ended December 31, 2015.

Helix reported adjusted EBITDA1 of $26.9 million for the fourth quarter of 2016 compared to $34.2 million for the fourth quarter of 2015 and $46.7 million for the third quarter of 2016. Adjusted EBITDA for the year ended December 31, 2016 was $89.5 million compared to $172.7 million for the year ended December 31, 2015.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “The fourth quarter reflected a continuation of overall industry weakness that persisted throughout the year. However, higher oil prices bode well for an improving overall industry environment going forward. As we look forward to 2017, our focus will be on a successful startup of Brazil operations for both Siem Helix 1 and Siem Helix 2.”

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2016	12/31/2015	9/30/2016	12/31/2016	12/31/2015

Revenues	$128,031	$157,683	$161,245	$487,582	$695,802

Gross Profit (Loss)	$17,604	$20,112	$40,184	$46,516	$111,236
	14%	13%	25%	10%	16%

Asset Impairments	—	(345,010)	—	—	(345,010)
Total	$17,604	$(324,898)	$40,184	$46,516	$(233,774)

Goodwill Impairments	$(45,107)	$(16,399)	$—	$(45,107)	$(16,399)

Non-cash Losses on Equity Investments	$(1,674)	$(122,765)	$—	$(1,674)	$(122,765)

Net Income (Loss)	$(54,413)	$(403,867)	$11,462	$(81,445)	$(376,980)

Diluted Earnings (Loss) Per Share	$(0.46)	$(3.83)	$0.10	$(0.73)	$(3.58)

Adjusted EBITDA [1]	$26,889	$34,186	$46,701	$89,544	$172,736

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.
Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Revenues:
Well Intervention	$79,738	$88,680	$108,287
Robotics	40,775	62,444	48,897
Production Facilities	17,791	18,137	17,128
Intercompany Eliminations	(10,273)	(11,578)	(13,067)
Total	$128,031	$157,683	$161,245

Income (Loss) from Operations:
Well Intervention	$7,723	$8,433	$24,413
Robotics	(5,476)	(257)	(94)
Production Facilities	8,636	6,626	8,312
Non-cash Impairment Charges	(45,107)	(361,409)	—
Corporate / Other	(10,600)	(9,285)	(10,288)
Intercompany Eliminations	170	158	(873)
Total	$(44,654)	$(355,734)	$21,470

Business Segment Results

•
Well Intervention revenues decreased 26% in the fourth quarter of 2016 from third quarter of 2016. Overall Well Intervention vessel utilization in the fourth quarter of 2016 decreased to 62% from 76% in the third quarter of 2016. The Q4000 utilization was 100% in the fourth quarter of 2016 compared to 93% in the third quarter of 2016. The Q5000 utilization remained constant at 84% for both fourth quarter and third quarter of 2016. In addition, third quarter revenues included a payment received due to a work scope cancellation on a 42-day “take or pay” contract originally scheduled for the fourth quarter. In the North Sea, the Well Enhancer utilization was 78% in the fourth quarter of 2016 compared to 91% in the third quarter of 2016. The Seawell utilization decreased to 47% in the fourth quarter of 2016 from 98% in the third quarter of 2016. The Skandi Constructor was idle in the fourth quarter of 2016 compared to 15% utilization in the third quarter of 2016. The rental intervention riser systems remained idle in the fourth quarter of 2016.

•
Robotics revenues decreased 17% in the fourth quarter of 2016 from third quarter of 2016. Chartered vessel utilization decreased to 68% in the fourth quarter of 2016 from 81% in the third quarter of 2016, and ROV asset utilization decreased to 47% in the fourth quarter of 2016 from 57% in the third quarter of 2016. The decrease in revenue was primarily driven by low seasonal activity in the North Sea.

Other Expenses

•
Selling, general and administrative expenses were $18.4 million, 14.4% of revenue, in the fourth quarter of 2016 compared to $18.7 million, 11.6% of revenue, in the third quarter of 2016. Our fourth quarter 2016 expenses included a $3.2 million charge associated with the provision for the uncertain collection of a portion of existing trade and note receivables compared to a $2.7 million charge in the third quarter of 2016. The remaining decrease of $0.8 million is primarily due to decreased costs associated with our variable performance-based stock compensation plans.

•
Net interest expense decreased slightly to $6.2 million in the fourth quarter of 2016 from $6.8 million in the third quarter of 2016. The decrease is primarily associated with higher capitalized interest on our capital projects.

•	We recorded a $4.1 million loss associated with the repurchase of $125 million of our Convertible Notes due 2032.

•
Other expense was $0.5 million in the fourth quarter of 2016 compared to a benefit of $0.8 million in the third quarter of 2016. The decrease was primarily driven by unrealized losses on our foreign currency exchange contracts that are not designated as hedges, offset in part by foreign currency gains.

Financial Condition and Liquidity

•	In November 2016, we refinanced $125 million of our Convertible Notes due 2032 with the issuance of our new Convertible Notes due 2022.

•
Our total liquidity at December 31, 2016 was approximately $376 million, consisting of $357 million in cash and cash equivalents and $19 million in available capacity under our revolver. Consolidated long-term debt decreased to $626 million in the fourth quarter of 2016 from $678 million in the third quarter of 2016. Consolidated net debt at December 31, 2016 was $269 million. Net debt to book capitalization at December 31, 2016 was 17%. (Net debt and net debt to book capitalization are non-GAAP measures. See reconciliation below.)

•
In January 2017, we completed an underwritten public offering of 26,450,000 shares of our common stock at a public offering price of $8.65 per share. The net proceeds from the offering approximated $220 million, after deducting underwriting discounts and commissions and estimated offering expenses.

•
We incurred capital expenditures (including capitalized interest) totaling $37 million in the fourth quarter of 2016 compared to $99 million in the third quarter of 2016 and $42 million in the fourth quarter of 2015. In addition, we incurred $17 million in mobilization costs of the Siem Helix 1 in the fourth quarter of 2016 compared to $13 million in the third quarter of 2016. Our third quarter capital expenditures included a shipyard invoice for the Q7000 of approximately $69 million that was paid in October 2016.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its fourth quarter 2016 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time Tuesday, February 21, 2017, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-748-2715 for persons in the United States and 1-212-231-2930 for international participants. The passcode is “Tripodo”. A replay of the conference call will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, gain or loss on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item. Non-cash goodwill impairment charges and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. We use EBITDA to monitor and facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(in thousands, except per share data)	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net revenues	$128,031	$157,683	$487,582	$695,802
Cost of sales	110,427	137,571	441,066	584,566
Asset impairments	—	345,010	—	345,010
Gross profit (loss)	17,604	(324,898)	46,516	(233,774)
Goodwill impairment	(45,107)	(16,399)	(45,107)	(16,399)
Gain on disposition of assets, net	1,290	92	1,290	92
Selling, general and administrative expenses	(18,441)	(14,529)	(65,934)	(57,279)
Loss from operations	(44,654)	(355,734)	(63,235)	(307,360)
Equity in losses of investments	(1,800)	(123,792)	(2,166)	(124,345)
Net interest expense	(6,232)	(8,896)	(31,239)	(26,914)
Loss on repurchase of long-term debt	(4,086)	—	(3,540)	—
Other income (expense), net	(508)	(18,113)	3,510	(24,310)
Other income - oil and gas	255	363	2,755	4,759
Loss before income taxes	(57,025)	(506,172)	(93,915)	(478,170)
Income tax benefit	(2,612)	(102,305)	(12,470)	(101,190)
Net loss	$(54,413)	$(403,867)	$(81,445)	$(376,980)

Loss per share of common stock:
Basic	$(0.46)	$(3.83)	$(0.73)	$(3.58)
Diluted	$(0.46)	$(3.83)	$(0.73)	$(3.58)

Weighted average common shares outstanding:
Basic	118,987	105,574	111,612	105,416
Diluted	118,987	105,574	111,612	105,416

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Dec. 31, 2016	Dec. 31, 2015	(in thousands)	Dec. 31, 2016	Dec. 31, 2015
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$356,647	$494,192	Accounts payable	$60,210	$65,370
Accounts receivable, net	112,153	96,752	Accrued liabilities	58,614	71,641
Current deferred tax assets	16,594	53,573	Income tax payable	—	2,261
Other current assets	37,388	39,518	Current maturities of long-term debt (1)	67,571	71,640
Total Current Assets	522,782	684,035	Total Current Liabilities	186,395	210,912

Property & equipment, net	1,651,610	1,603,009	Long-term debt (1)	558,396	677,695
Equity investments	—	26,200	Deferred tax liabilities	167,351	180,974
Goodwill	—	45,107	Other non-current liabilities	52,985	51,415
Other assets, net	72,549	41,608	Shareholders' equity (1)	1,281,814	1,278,963
Total Assets	$2,246,941	$2,399,959	Total Liabilities & Equity	$2,246,941	$2,399,959

(1)
Net debt to book capitalization - 17% at December 31, 2016. Calculated as net debt (total long-term debt less cash and cash equivalents - $269,320) divided by the sum of net debt and shareholders' equity ($1,551,134).

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended			Twelve Months Ended
	12/31/2016	12/31/2015	9/30/2016	12/31/2016	12/31/2015
	(in thousands)
Net income (loss)	$(54,413)	$(403,867)	$11,462	$(81,445)	$(376,980)
Adjustments:
Income tax provision (benefit)	(2,612)	(102,305)	3,649	(12,470)	(101,190)
Net interest expense	6,232	8,896	6,843	31,239	26,914
(Gain) loss on repurchase of long-term debt	4,086	—	(244)	3,540	—
Other (income) expense, net	508	18,113	(830)	(3,510)	24,310
Depreciation and amortization	29,341	34,068	27,607	114,187	120,401
Asset impairments	—	345,010	—	—	345,010
Goodwill impairments	45,107	16,399	—	45,107	16,399
Non-cash losses on equity investments	1,674	122,765	—	1,674	122,765
EBITDA	29,923	39,079	48,487	98,322	177,629
Adjustments:
Gain on disposition of assets, net	(1,290)	(92)	—	(1,290)	(92)
Realized losses from cash settlements of ineffective foreign currency exchange contracts	(1,744)	(4,801)	(1,786)	(7,488)	(4,801)
Adjusted EBITDA	$26,889	$34,186	$46,701	$89,544	$172,736

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item. Non-cash goodwill impairment charges and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. We use EBITDA to monitor and facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Reconciliation of Significant Charges

Earnings Release:

Reconciliation of Significant Charges:

Three Months Ended
12/31/2016
(in thousands, except per share data)
Goodwill impairment and other non-cash charges:
Goodwill impairment	$45,107
Non-cash loss on equity investments	1,674
Loss on repurchase of long-term debt	4,086
Tax benefit associated with the above	(2,016)
Goodwill impairment and other charges, net	$48,851

Diluted shares	118,987
Net after income tax effect per share	$0.41